                                                                      EXHIBIT 21



                         Morrison Knudsen Corporation
                           (a Delaware corporation)


                 Consolidated subsidiaries of the registrant *


     Company Name                                                 Formation/Incorporation Jurisdiction
     ------------                                                 ------------------------------------
Broadway Insurance Company, Ltd.                                               Bermuda
Morrison Knudsen B.V.                                                          Netherlands
Morrison Knudsen Corporation                                                   Ohio
Morrison Knudsen Corporation (Montana)                                         Montana
Westinghouse Government Services Company LLC                                   Delaware
Westinghouse Government Environmental Services Company LLC                     Delaware
Westinghouse Savannah River Company LLC                                        Delaware
West Valley Nuclear Services Company LLC                                       Delaware


* The names of particular subsidiaries have been excluded because when considered in the aggregate as a single subsidiary, as of December 3, 1999, they would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.